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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                          Jurisdiction of
Subsidiary Name                            Incorporation
----------------------------------------  ---------------

Benco Pet Foods, Inc.                        Illinois
Checkerboard Holding Company, Inc.           Delaware
Checkerboard Insurance Company, Ltd.          Bermuda
Checkerboard Media Company, Inc.             Missouri
Corporate Insurance Services, Inc.           Missouri
Edward Baker Holdings, Ltd.                     UK
Edward Baker, Ltd.                              UK
  (doing business under name of Ralston
  Purina Northern Europe)
Energizer UK Company                            UK
Fundacio Privada Purina                        Spain
Fundacion Ralston Purina                     Venezuela
Gallina Blanca Purina, S.A.                    Spain
LaSalle Park Redevelopment Corporation       Missouri
Pauls  Ltd.                                     UK
Petfood Service, B.V.                       Netherlands
Purina China, Inc.                           Delaware
Purina Pension Trust Limited                    UK
Purina Pets for People Fund                  Missouri
Ralston Products, Inc.                       Delaware
Ralston Purina Argentina S.A.                Argentina
Ralston Purina Americas, Inc.                Delaware
Ralston Purina Australia Pty., Ltd.          Australia
Ralston Purina Canada Inc.                    Canada
Ralston Purina Child Development
Center, Inc.                                 Missouri
Ralston Purina Chile, S.A.                     Chile
Ralston Purina Colombiana, S.A.              Colombia
Ralston Purina de Centroamerica, S.A.        Guatemala
Ralston Purina de Venezuela, C.A.            Venezuela
Ralston Purina Deutschland GmbH               Germany
Ralston Purina do Brasil, Ltda.               Brazil
Ralston Purina Europe, S.A.                    Spain
Ralston Purina Government Affairs, Inc.      Delaware
Ralston Purina Holdings Mexico
S.A. de C.V.                                  Mexico
Ralston Purina Italia, S.p.A.                  Italy
Ralston Purina Korea, Inc.                     Korea
Ralston Purina Mexico, S.A. de C.V.           Mexico
Ralston Purina Peru, S.A.                     Peru
Ralston Purina Pet Products France, S.A.      France
Ralston Purina Sales, Limited                Barbados
Rechargeable Products (U.K.) Ltd.               UK
Tower Holding Company, Inc.                  Delaware

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